                                                                    Exhibit 10.6

                                                          Confidential
                                                          Reg.No. 1403 Copy No.1

                                     LICENSE
                          FOR THE RIGHT OF SUBSOIL USE

       XMH                                      00754                         HP
series XMH        round seal            number  10584         type of license HE

ISSUED TO         Open Joint Stock Company
                  "Nazymgeodobycha"
--------------------------------------------------------------------------------
               (business operating entity -holder of this license)

REPRESENTED BY    Pershin Alexander Pavlovitch, the General Director
                 ---------------------------------------------------------------
                (full name of the person representing business operating entity)

FOR THE PURPOSE OF AND FOR THE FOLLOWING TYPES OF OPERATIONS: geological study of subsoil, prospecting and production of oil and gas within TSENTRALNOYE licensed area

SUBSOIL PLOT IS LOCATED in Khanty-Mansiysk, Beloyarsk and Oktiabrski districts of Khanty Mansiysk Autonomous Okrug, Tuymen Region
--------------------------------------------------------------------------------
                   (name of district, region, area, republic)

DESCRIPTION OF THE BOUNDARIES OF THE SUBSOIL PLOT, COORDINATES OF THE ANGLE POINTS, THE COPIES OF THE SURVEY PLANS AND CROSS - SECTIONS, ETC., ARE ATTACHED IN ANNEXES NO. 1,2.
              -----
           (# of Annex)

THE RIGHT FOR USE OF LAND PLOTS RECEIVED FROM

--------------------------------------------------------------------------------
      (name of the body, issuing permission, number and date of resolution)

THE COPIES OF THE DOCUMENTS AND THE DESCRIPTION OF A LAND PLOT ARE ATTACHED IN ANNEX

--------------------------------------------------------------------------------
                       (number of Annex, number of pages)

SUBSOIL PLOT HAS THE STATUS OF              subsoil allotment
                               -------------------------------------------------
                                   (geological or subsoil allotment)

THE EXPIRATION DATE OF THIS LICENSE                  05/06/2018

Ministry for natural resources                   Khanty-Mansiysk Autonomous Okug
of Russian Federation                            Committee for natural resources
Russian Federal geological fund                  Territorial Fund of geological information
REGISTERED                                       REGISTERED
02/18/1998                                       03/25/1998
In the registrar No.628/KMN 10584-NE             In the registrar No.KMN 00754-NR

THE FOLLOWING DOCUMENTS ARE THE INTEGRAL PARTS OF THIS LICENSE:

1. License Agreement on prospecting and production of oil and gas within
--------------------------------------------------------------------------------
Tsentralnoye licensed area - 18 pages
--------------------------------------------------------------------------------
                            (document, number of pages)

2. Topographic Plan of Tsentralnoye license area - 1 sheet
--------------------------------------------------------------------------------







AUTHORIZED REPRESENTATIVE OF THE MINISTRY OF NATURAL       AUTHORIZED REPRESENTATIVE OF THE STATE BODY OF THE
RESOURCES                                                  SUBJECT OF FEDERATION
Chairman of the Committee of Natural Resources             Head of the Administration of Khanty-Mansiysk
----------------------------------------------------       --------------------------------------------------
Khanty-Mansiysk Autonomous Okrug                           Autonomous Okrug
----------------------------------------------------       --------------------------------------------------
Sergeeva Nadezhda Alexandrovna                             Filipenko Alexander Vasilievich
----------------------------------------------------       --------------------------------------------------
Round seal                                                 Round seal
Signature, date 01/19/97                                   Signature, date 11/22/98

              MANAGEMENT OF THE ENTERPRISE HOLDER OF THIS LICENSE:
               Pershin Alexander Pavlovitch, the General Director
              ----------------------------------------------------
                              OJSC Nazymgeodobycha
              ----------------------------------------------------
                                   Round seal
                            Signature, date 01/09/98

                                                                   Addendum No.1
                                                      To License XMH No 10584 HE

                                LICENSE AGREEMENT
                            ON OIL AND GAS PRODUCTION
                        IN THE TSENTRALNOYE LICENSED AREA
                       WITHIN KHANTY-MANSI AUTONOMOUS AREA

                                    PREAMBLE

         This License Agreement (hereinafter referred to as the "Agreement") was executed in furtherance of the License Agreement of May 7, 1993
(License XMH No 00022 HE) between the Ministry of Natural Resources of the Russian Federation (hereinafter referred to as the Ministry) acting as a federal authority for the management of state-owned subsurface, the executive authority of the Khanty-Mansi Autonomous Area represented by the Administration of the Khanty-Mansi Autonomous Area (hereinafter referred to as the Administration), on the one hand, and Open Joint Stock Company "NAZYMGEODOBYCHA" (hereinafter referred to as OJSC "NAZYMGEODOBYCHA") registered by the regulation of the State Registration Chamber of the Ministry of Economy of the Russian Federation, registration No.P-6582 of June 2, 1997, on the other hand.

         This Agreement shall supersede and terminate original Addendum No.1 "License Agreement..." and Addendum No. 2 "Angular Coordinates" to
License XMH No 0022 HE and form an integral part of License XMH No 10584 HE issued on February 18, 1998.

         The License shall be re-registered pursuant to Article 17-1 of the Federal Law "On Subsurface" following the change of the company name from Open-End Joint Stock Company "NAZYMGEODOBYCHA" to Open Joint Stock Company "NAZYMGEODOBYCHA" under the Law "On Joint Stock Companies".

         The Parties agreed as follows:

                             ARTICLE 1. DEFINITIONS

         1.1. Unless otherwise expressly specified in this Agreement words used in singular include plural and words used in plural shall include singular.

         1.2. The Parties agreed upon the following meaning of the terms given below:

         BUDGET shall mean a document reflecting itemized earnings and expenditures of OJSC "NAZYMGEODOBYCHA" Oil Operations over a Calendar Year.

         CALENDAR YEAR shall mean a Gregorian year beginning from the date of registration and ending on December 31 of the same year. Subsequent years shall start on January 1 and end on December 31.

         COMMERCIAL DISCOVERY shall mean one or more fields or accumulations within the Licensed Area collectively or individually scheduled for commercial operation.

         OIL FIELD shall mean a subsurface accumulation of hydrocarbon deposits in one or several reservoirs or horizons located one under another and deemed a single occurrence for the purposes of efficient development.

         ROYALTY shall mean a payment for subsurface use.

         POOL shall mean a subsurface accumulation of hydrocarbon deposits within the same reservoir.

         OIL OPERATIONS shall mean any operations pertaining to oil field exploration, construction, development, production, transportation, storage and distribution of Hydrocarbons and any other works relating to operations contemplated hereunder.

         AUTHORITIES shall mean the Ministry of Natural Resources of the Russian Federation or its regional branch and the Administration of the Khanty-Mansi Autonomous Area authorized to regulate the use of mineral resources pursuant to the Law of the Russian Federation "On the Subsurface".

         PROGRAM shall mean a document describing a detailed scope of works under all types of the Oil Operations to be performed by OJSC "NAZYMGEODOBYCHA" during a Calendar Year.

         AGREEMENT shall mean this document and all addenda forming its integral part including any amendment, addition, substitution, etc. which may be made subsequently and upon approval by the Parties.

         PRODUCTION AREA shall mean a part of the Licensed Area allocated to OJSC "NAZYMGEODOBYCHA" to organize production of the oil field, which has a commercial definition.

         LICENSED AREA shall mean an area specified in Article 2 of this Agreement located within the boundaries and described in detail in Article 3 where the Authorities shall grant OJSC "NAZYMGEODOBYCHA" an exclusive right of oil and gas exploration and production.

         HYDROCARBONS (HC) shall mean an aggregate of solid, liquid and/or gaseous hydrocarbons and all other associated and co-produced substances including but not limited to Crude Oil, Natural and Associated Gas, Condensate and their products.

         CONDENSATE shall mean a natural mixture of light hydrocarbon compounds (C5 and higher) separated or extracted in a liquid state from Natural Gas.

         ASSOCIATED GAS shall mean gaseous hydrocarbons produced together with Crude Oil.

         NATURAL GAS shall mean hydrocarbons in gaseous state in the atmospheric environment at normal temperature and pressure as well as nitrogen, hydrogen sulfide, helium and other gases.

         CRUDE OIL shall mean a mixture of hydrocarbons and any associated substances extracted from wells in a liquid state at atmospheric pressure as well as bitumen, ozocerite and condensate obtained from Natural Gas.

         SUBSOIL ALLOTMENT shall mean a geometrized subsoil block granted to a subsoil user under a license for the development of mineral resources.

         GEOLOGICAL ALLOTMENT shall mean a subsurface area granted to a subsoil user under a license for geological study without material infringement of the integrity of the subsurface.

         PLANNED CAPACITY shall mean output by year.

         ATTAINING PLANNED CAPACITY shall mean the date of commencement of field development subject to approved levels of oil and gas production.

         CCD shall mean the Central Commission for the Development of Oil and Gas Fields of the Ministry of Fuel and Energy of the Russian Federation.

         SER shall mean the State Expertise of Reserves of the Russian
Federation.

         RRC shall mean the Regional Reserves Commission.

         RCRD shall mean the Regional Commission for Reserves Development.

         CCR oil shall mean the Central Commission of the Russian Ministry of Natural Resources charged with state expertise of oil, natural gas and gas condensate reserves.

                         ARTICLE 2. SUBJECT OF AGREEMENT

         2.1. This Agreement shall set forth terms and conditions of oil and gas production (including exploration) within the Licensed Area.

         2.2. The Agreement shall form an integral part of the License for use of mineral resources of the TSENTRALNOYE Licensed Area and specifies the basic terms of subsurface use to produce oil and gas (including exploration thereof) within the territory assigned the status of a subsoil allotment limited by the depth of the weathering zone designated on the survey map by angular points with coordinates given in the table below:

--------- ----------------- ------------------ ----------------- ------------------ ---------------------
  No.      Latitude north    Longitude east          No.          Latitude north       Longitude east
--------- ----------------- ------------------ ----------------- ------------------ ---------------------
   1          62 42 00          67 15 00              3              62 33 00             67 42 00
--------- ----------------- ------------------ ----------------- ------------------ ---------------------
   2          62 42 00          67 42 00              4              62 33 00             67 15 00
--------- ----------------- ------------------ ----------------- ------------------ ---------------------


                   ARTICLE 3. DESCRIPTION OF THE LICENSED AREA

         3.1. The size of the Licensed Area shall be 387.4 sq km.

         3.2. The Licensed Area shall include the Tsentralnoye area of the Khanty-Mansiysk, Beloyarski and Octyabrski districts and the adjacent territory outlined under Clause 2.2 of this Agreement.

         3.3. As of February 20, 1996, within the Agreement Area ancestral plots are not registered.

         3.4. Part of the Licensed Area requires additional development.

                     ARTICLE 4. AUTHORIZATION OF OPERATIONS
                       AND DISPOSAL OF EXTRACTED RESOURCES

         4.1. OJSC "NAZYMGEODOBYCHA" shall be authorized to perform exploration, construction, development, production and sales of production extracted in the Licensed Area and other works required to attain the objectives hereof.

         4.2. Under this Agreement and applicable law of the Russian Federation and regulations of the Khanty-Mansi Autonomous Area the license holder (OJSC "NAZYMGEODOBYCHA") shall be granted title to the volume of produced hydrocarbons as specified in a bilateral acceptance certificate which confirms the metered quantity.

         The output shall be recorded by meters installed at the exit point of production from the Licensed Area (such meters shall comply with requirements for commercial meters).

         4.3. The entire well stock drilled in the Tsentralnoye field shall be delivered to the license holder (OJSC "NAZYMGEODOBYCHA") pursuant to the Regulations for the Delivery and Operation of Deep Oil and Gas Wells Drilled at the Cost of the Federal Budget and Reflected on Balance Sheets of State-Owned Survey Entities approved by the Committee for Subsurface of the Russian Federation (on March 27, 1995), State Committee for the Management of State Property of the Russian Federation (on August 7, 1995), State Mining Safety Inspection (on April 1, 1995) and the Ministry of Fuel and Energy of the Russian Federation and registered by the Ministry of Justice of the Russian Federation under No. 953 on September 25, 1995 within the period specified in this Regulation.

         Any wells abandoned or scheduled for abandonment within the Licensed Area funded from the federal budget (including the mineral replacement tax) shall be delivered to OJSC "NAZYMGEODOBYCHA" (license holder) to exercise supervision of their condition.

                                ARTICLE 5. TITLE

         5.1. OJSC "NAZYMGEODOBYCHA" may own, manage and dispose of the assets acquired by OJSC "NAZYMGEODOBYCHA" from its profits and loans as provided for by applicable civil law. The owner shall be entitled to manage such assets at his discretion provided it complies with applicable laws and regulations and does not infringe on legal interests of third parties.

         5.2. Provisions of Clause 5.1. shall not apply to assets owned by third parties or leased by OJSC "NAZYMGEODOBYCHA".

                      ARTICLE 6. GEOLOGICAL SUBSURFACE DATA

         Initial data and results of its processing shall include those funded by the government and by OJSC "NAZYMGEODOBYCHA".

         The title to geological and other subsurface data shall be protected as provided for by applicable law of the Russian Federation.

         6.1. Under Article 27 of the Law "On Subsurface" any information funded by the government shall be deemed the property of the government. The Authorities shall cause the transfer to OJSC "NAZYMGEODOBYCHA" of geological data available in regional and district geological and geophysical databases in compliance with the Regulations for Storage, Use and Transfer of Subsurface Data Funded by the Government" dated November 15, 1994, No. 61/2952, approved by the Committee for Subsurface of the Russian Federation and the Administration of the Khanty-Mansi Autonomous Area.

         6.2. Additional subsurface data on the Licensed Area not included in the mandatory list compiled pursuant to approved industry instructions and regulations shall be acquired by OJSC "NAZYMGEODOBYCHA" under direct agreements with data producers in compliance with applicable law.

         Information on executed transactions shall be forwarded within 10 days to the regional branch of the Ministry of Natural Resources to be registered and kept confidential.

         6.3. Subsurface data and results of its processing funded by OJSC "NAZYMGEODOBYCHA" shall be deemed the property of OJSC "NAZYMGEODOBYCHA".

         OJSC "NAZYMGEODOBYCHA" shall provide the Authorities with such data free in the format and within time limits established by the Authorities and specify the terms of its use.

         6.4. For the purpose of production or research OJSC "NAZYMGEODOBYCHA" may use 50% of the core material sawn axially throughout the length. The remaining core shall be deemed national wealth in state ownership and shall be kept by the entity according to applicable standards.

         If the Authorities decide to accumulate core materials OJSC "NAZYMGEODOBYCHA" shall transfer the core to the Authorities free.

                           ARTICLE 7. TERM OF VALIDITY

         7.1. Provisions of this Agreement shall come into effect on the date of re-registration of the License.

         7.2. This Agreement shall become effective on the date of re-registration of License XMH No 00022 HE under the Law of the Russian Federation "On Subsurface" and terminate on May 6, 2018 concurrently with the expiration of original License XMH No 00022 HE.

         OJSC "NAZYMGEODOBYCHA" may apply for extension of the term of the License and the Authorities may grant such extension according to the approved development project provided that OJSC "NAZYMGEODOBYCHA" fulfills the approved Program of Operations as required by the Law of the Russian Federation "On Subsurface".

         7.3. OJSC "NAZYMGEODOBYCHA" shall be entitled to terminate the Agreement at any time sending a written notification to the Authorities ninety
(90) days prior to the desirable termination date. Such termination shall not exempt OJSC "NAZYMGEODOBYCHA" from fulfilling the outstanding obligations under the Agreement. The above obligations shall be met as required by the Agreement before delivering a termination notification.

         7.4 The Authorities may suspend or terminate this Agreement by a written notice to OJSC "NAZYMGEODOBYCHA" if OJSC "NAZYMGEODOBYCHA" fails to comply with substantial requirements under Articles 20, 21 and 23 of the Law "On Subsurface", Articles 28 and 29 Law "On the Use of Subsurface" of the Khanty-Mansi Autonomous Area, Article 15 of the "Regulations for Licensing the Use of Subsurface" and the "Regulations for the Use of Subsurface in the Khanty-Mansi Autonomous Area", namely upon occurrence of any of the following events:

         -        OJSC "NAZYMGEODOBYCHA" bankruptcy;

         - failure to comply with the Requirements to and Special Conditions of Environmental Safety During the Development of Oil, Gas and Other Mineral Deposits in the Khanty-Mansi Autonomous Area issued by the Committee for Environment Protection and Natural Resources of the Khanty-Mansi Autonomous Area;

         - failure to comply with established terms and schedule of payments for subsurface use under applicable tax law. Each payment shall be deemed made on the date the payment order receipt;

         - development of the field contrary to the technology provided for by the Project resulting in abnormal losses of subsurface raw materials compared with established standards;

         - continuous non-observance of terms, schedules and volumes of providing the Authorities with data specified herein;

         - failure to conclude socio-economic agreements with the owners of ancestral lands located in the Licensed Area within periods specified herein;

         - lack or inoperativeness of well measuring equipment except for regular maintenance, repair or replacement within prescribed time limits or lack of control over the level of field production.

         If this Agreement is terminated upon occurrence of any event described above OJSC "NAZYMGEODOBYCHA" shall have at least a ninety (90) days notice.

         7.5. OJSC "NAZYMGEODOBYCHA" may relinquish the Licensed Area and terminate this Agreement with a three months notice to the Authorities. In this case OJSC "NAZYMGEODOBYCHA" shall pay all outstanding debts and make all wells and other facilities technically safe as required by the Authorities (conservation, dismantling, etc.). Upon signing a statement of the safety of all facilities OJSC "NAZYMGEODOBYCHA" shall be exempted from all payments.

                ARTICLE 8. UNDERTAKINGS OF OJSC "NAZYMGEODOBYCHA"

         8.1. OJSC "NAZYMGEODOBYCHA" shall perform all works in compliance with subsurface, environmental and other laws and regulations of the Russian Federation, legal acts and regulations of the Khanty-Mansi Autonomous Area enacted under Russian law and applicable in the territory of the Khanty-Mansi Autonomous Area.

         8.2. OJSC "NAZYMGEODOBYCHA" shall develop the Licensed Area according to project specifications duly approved by the RCRD (CCD).

         8.3. OJSC "NAZYMGEODOBYCHA" shall provide required funding and procure or lease all equipment and materials required for operations as specified in the annual Program and Budget.

         8.4. OJSC "NAZYMGEODOBYCHA" shall bear full responsibility for the preparation and efficient implementation of the annual Program and Budget.

         8.5. When selecting contractors and subcontractors to supply machinery, equipment and materials, OJSC "NAZYMGEODOBYCHA" shall give preference to Russian vendors provided they are competitive (in terms of quality, conditions and warranties of timely delivery, prices, timely fulfillment, etc.).

         When selecting contractors and subcontractors to perform operations and services in the Licensed Area OJSC "NAZYMGEODOBYCHA" shall give preference to business entities incorporated and operating in the Khanty-Mansi Autonomous Area.

         8.6. OJSC "NAZYMGEODOBYCHA" shall perform all operations in a safe and proper way according to applicable rules and requirements, and take every effort to avoid adverse impact on environment including inter alia air, water, flora and fauna, other natural resources and property.

         In case of failures, accidents or other emergencies OJSC
"NAZYMGEODOBYCHA" shall take all reasonable steps to cope with an emergency, protect human lives and property, prevent and indemnify damage to natural resources, environment and people's health and its consequences.

         8.7. OJSC "NAZYMGEODOBYCHA" shall provide training to the Russian personnel.

         8.8. Before the beginning of operation OJSC "NAZYMGEODOBYCHA" shall conduct an ecological base line study within the Licensed Area and submit to Khantymansiyskgeolcom and the Committee for Environment Protection and Natural Resources of the Khanty-Mansi Autonomous Area the approved Program of environmental enhancement of the Licensed Area including annual updates and a schedule (month and year) of specific actions to be kept in the license file.

         OJSC "NAZYMGEODOBYCHA" shall perform its operations in compliance with
Article 45 of the Russian Law "On Environment Protection", and observe established discharge and release standards or provisional hazardous discharge and release standards.

         8.9. OJSC "NAZYMGEODOBYCHA" shall meet safety standards set forth in the project specifications and approved by the State Mining Safety Inspection.

         8.10. Upon deciding on conservation (abandonment) of oil production or a part of subsurface or a part of the licensed area, the subsurface user shall within 3 weeks present the Statement of Works relating to the conservation (abandonment) and reclamation thereof to be approved by the regional branch of the State Mining Safety Inspection, Committee for Land Resources and Land Management and Committee for Environment Protection and Natural Resources.

         The Statement of Works shall be subject to approval by the Authorities.

         Upon approval of the Statement of Works, the subsurface user shall develop the Project of conservation (abandonment) of oil production or a part of the subsurface or a part of the licensed area and reclamation thereof to be agreed upon with the regional branch of the State Mining Safety Inspection, Committee for Land Resources and Land Management and Committee for Environment Protection and Natural Resources and approved by the Authorities.

         Such abandonment and conservation operations shall be as specified in the Project and Article 26 of the Russian Law "On Subsurface" within time limits stipulated therein.

         8.11. OJSC "NAZYMGEODOBYCHA" shall comply with the terms of economic agreements executed with owners of ancestral lands located within the Licensed Area.

         8.12. OJSC "NAZYMGEODOBYCHA" shall perform construction of projects having positive opinion of the State Ecological Expertise .

         8.13. OJSC "NAZYMGEODOBYCHA" shall perform works in conformity with the Russian Law "On Protection and Use of Historical and Cultural Monuments" and include in the Project archaeological examination and indemnification for destruction of or damage to historical and cultural monuments.

         8.14. Relations between OJSC "NAZYMGEODOBYCHA" and the Administration of the Beloyarsky District shall be governed by socio-economic agreements concluded at the time of the License issue and thereafter by "Resolution of the Administration of the Khanty-Mansi Autonomous Area and the Committee for Subsurface of the Russian Federation No. 284/20 dated August 7, 1996 to be renewed every three years.

         The agreements referred to above shall be submitted to Khantymansiyskgeolcom and the Administration of the Autonomous Area to be kept in the license file.

         8.15. The Parties have agreed to revise and adjust separate provisions of the Agreement according to the schedule given below:

         - production level provisions - annually upon receipt of the RCDD (CCD) Protocol;

         - exploration scope provisions - annually upon reviewing prospecting plans;

         - oil recovery factor provisions- upon approval of reserves by the SER and CCR oil.

                   ARTICLE 9. POWERS OF OJSC "NAZYMGEODOBYCHA"

         9.1. Upon consultation with the Authorities OJSC "NAZYMGEODOBYCHA" may suspend the field development subject to applicable industry regulations and standards. The period of such suspension shall be included in term of the License validity.

         9.2. OJSC "NAZYMGEODOBYCHA" shall enjoy free use of any samples (core), seismic tapes, results of a geophysical prospecting of wells and any other documents prepared during operations hereunder and submit such materials for processing, analysis and reviewing to any entities including foreign entities pursuant to applicable law of the Russian Federation.

         9.3. Within the Licensed Area OJSC "NAZYMGEODOBYCHA" may be licensed for the production of wide-spread natural resources including but not limited to clay, sand, limestone, gypsum and other similar materials required for the Oil Operations provided payment of fees and taxes imposed under applicable law.

         9.4. Within the Licensed Area OJSC "NAZYMGEODOBYCHA" may drill water wells under a duly issued license for subsurface water production and use water resources for its operations provided there is compliance with applicable regulations and payment of water use fees as required under the law of the Russian Federation.

         9.5. To enable required operations OJSC "NAZYMGEODOBYCHA" may use land plots and infrastructure facilities (motor and rail roads, communication lines, public health centers, cultural facilities, etc.) on generally accepted terms making appropriate payments at applicable or special rates.

         9.6. Land allotments required for operations under License XMH
No ___________ HE shall be granted in accordance with the Land Law and duly approved project documents.

                              ARTICLE 10. REPORTING

         10.1. Upon request of the Authorities, OJSC "NAZYMGEODOBYCHA" shall provide the Authorities access to all original documents pertaining to its operations within the Licensed Area, including but not limited to geological, geophysical and geological engineering, well construction, field development reports, financial and accounting records, etc. (which list shall not be deemed exhaustive) as required by applicable Federal Law, laws and regulations of the Khanty-Mansi Autonomous Area and this Agreement.

         10.2. OJSC "NAZYMGEODOBYCHA" shall present to the Authorities an annual license progress report not later than March 1 each year, in the format and manner specified in Resolution "On Reporting on the Compliance with Subsurface Use Regulations" No. 142-171 adopted by the Committee for Geology and Subsurface Use and the Administration of the Khanty-Mansi Autonomous Area on July 15-20, 1994.

         Upon consultations with OJSC "NAZYMGEODOBYCHA" the Authorities shall specify the formats, contents and frequency of additional reports to be submitted by OJSC "NAZYMGEODOBYCHA".

         The Authorities shall keep received information confidential.

         10.3. OJSC "NAZYMGEODOBYCHA" shall within one month inform the Authorities of any discovery of oil and gas deposits within the Licensed Area and provide all data pertaining to such discovery.

         10.4. The Authorities may conduct audits of any Oil Operations and therefore supervise all operation stages and be represented at well testing and other types of operations.

           ARTICLE 11. SUBJECTS OF LICENSING AND HYDROCARBON RESERVES

         11.1. The License shall cover the following formations:

------------------------------------------------------------------ --------------------------------------
                    Deposit stratigraphic ID                              Deposit cadaster number
------------------------------------ ----------------------------- --------------------------------------
in State Balance of Mineral                  in cadaster
Reserves
U2                                   U2                            3241
------------------------------------ ----------------------------- --------------------------------------

         11.2. Hydrocarbon reserves in the Olkhovsloye Licensed area as stated in the State Balance of Mineral Reserves (Issue VI, OIL, Volume 6, West Siberia, Khanty-Mansi Autonomous Area, Moscow, 1996) as of January 1, 1997 are given in the table below:

------------------------------------------ --------------- ----------------------------------------------
               DESCRIPTION                    CATEGORY                        TOTAL
                                                 OF        -------------- ------------ ------------------
                                              RESERVES          OIL           GAS
------------------------------------------ --------------- -------------- ------------ ------------------


Geological reserves:                             C1            2518
  oil, thousand t                                C2            15458
  gas, mln cu m                               C1 + C2          17976
  condensate, thousand t
------------------------------------------ --------------- -------------- ------------ ------------------
Recoverable reserves:                            C1             504           56
  oil, thousand t                                C2            3092           343
  gas, mln cu m                               C1 + C2          3596           399
  condensate, thousand t
------------------------------------------ --------------- -------------- ------------ ------------------
Oil recovery factor,                                            0.2
fractional
------------------------------------------ --------------- -------------- ------------ ------------------

         11.3. In 2002 OJSC "NAZYMGEODOBYCHA" shall submit to the RRC and the SER the estimate of reserves within the Licensed Area.

                       ARTICLE 12. GEOLOGICAL EXPLORATION

         12.1. As of June 1, 1995 the Licensed Area accommodated 4 prospecting boreholes.

         12.2. OJSC "NAZYMGEODOBYCHA" shall perform the following works in the CENTTRAL licensed area pursuant to the Prospecting and Exploration Program for 1998-2002: in 1998:

         - revise the exploratory and appraisal well stock of the licensed area including the technical condition, replacement costs of the wells suspended, wells expecting to be suspended or abandoned and wells uncompleted;

         - estimate the well recovery cost and the cost of wells repair, abandonment and behavior control;

         - submit the information to the commission to facilitate a decision on sale of the well stock;

         - perform recovery, re-activation and re-testing of the wells in 1999;

         - carry out detailed seismic surveys (350 km of seismic profiles) of the TSENTRALNOYE licensed area in 2000;

         - with the purpose of additional exploration, drill one prospecting/appraisal well (well No.16, 3000 m) in 2000 and 2 prospecting/appraisal wells (No.17 and 18, 6000 m) in 2001.

         12.3. OJSC "NAZYMGEODOBYCHA" after analyzing the geological exploratory works shall submit before July 1, 2001 the TSENTRALNOYE Field Pilot Operation Project to the Authorities for their review and approval.

         12.4. OJSC "NAZYMGEODOBYCHA" shall be entitled to develop new pools discovered by OJSC "NAZYMGEODOBYCHA" within the boundaries of the Licensed area adhering to the depth restrictions. The relevant articles of the Agreement shall be adjusted within a year after the discovery of a new pool.

         12.5. Should OJSC "NAZYMGEODOBYCHA" prove, in the course of works in the Licensed area, that a pool under development or exploration spreads into adjacent areas unlicensed by other companies, the Authorities shall either extend the boundaries of the licensed area on request of the mineral resources user or enter into another license agreement on the adjacent area with OJSC "NAZYMGEODOBYCHA" pursuant to the current legislation of the Russian Federation or take a decision to invite bidders for the adjacent area.

                         ARTICLE 13. TAXES AND PAYMENTS

         13.1. OJSC "NAZYMGEODOBYCHA" shall make all payments provided for by applicable Russian law and regulations of the Khanty-Mansi Autonomous Area.

         13.2. The license holder shall make regular payments specified in applicable tax law of the Russian Federation, i.e.:

         -        for the right of prospecting and appraisal operations - 1%
                  (one) of the prospecting and appraisal budget for the period of their execution.

         - for the right of exploration prior to bringing the field into development - 3% (three) of the estimated costs of ongoing geological exploration works in the TSENTRALNOYE licensed area.

         Land tax shall be assessed as provided for in the Law "On Land Payments" of the Russian Federation.

         13.3. OJSC "NAZYMGEODOBYCHA" shall make payments referred to in Clause
13.2 above in Roubles or products, the form of such payment to be approved by the Administration of the Khanty-Mansi Autonomous Area by November 1 of the year preceding the year of planning.

                         ARTICLE 14. OIL AND GAS PRICES

         14.1. In the event the Licensed Area yields products of a considerably different quality prices shall be fixed for each product type (oil, gas, etc.) and grade (quality).

                 ARTICLE 15. RECORDING OF PRODUCED HYDROCARBONS

         15.1. Production from the Licensed Area shall be metred by the license holder and reflected in accounts as specified by applicable law.

         15.2. OJSC "NAZYMGEODOBYCHA" shall measure the volumes and quantity of extracted Hydrocarbons by methods and instruments meeting applicable standards.

         15.3. The Authorities have the right to inspect installed instruments and control measuring methods and results.

         15.4. OJSC "NAZYMGEODOBYCHA" shall maintain records and control hydrocarbons production at all licensed sites listed in Article 11 unless developed as a single entity.

         15.5. OJSC "NAZYMGEODOBYCHA" shall equip each producing and injection well with measuring devices enabling daily measurement of the production rate of producing wells and injectivity of injection wells.

         15.6. OJSC "NAZYMGEODOBYCHA" shall provide for precise measuring of each producing well's production rate and each injection well's injectivity at least once a week, with a compulsory registration of the obtained data. The frequency of such recording may be further adjusted subject to actual productivity.

         15.7. At least once a week OJSC "NAZYMGEODOBYCHA" shall provide for precise measuring of water content of each producing well. The frequency of such recording may be subject to further adjustment.

         15.8. Development and control over development of the Licensed Area and licensed deposits shall be performed in accordance with the Regulations for the Development of Oil and Gas-and-Oil Field, laws and regulations of the Russian Federation and the Khanty-Mansi Autonomous Area.

                      ARTCLE 16. NATURAL AND ASSOCIATED GAS

         16.1. In the event of a discovery of Natural Gas reserves, OJSC "NAZYMGEODOBYCHA" shall upon proper study and consultations with the Authorities, determine the Commercial Nature of the discovery. Should the discovery be declared commercial all provisions of this Agreement shall apply.

         In such case OJSC "NAZYMGEODOBYCHA" may be granted other special concessions provided they are justified by particular conditions of the Natural Gas Field.

         If it is necessary to determine the quality of Natural Gas for production sharing and cost recovery purposes, then it shall be assumed that 1150 cu m of gas are equivalent to 1 t of oil.

         This convention may be adjusted after the discovery of the Natural Gas deposits subject to actual quality and composition of Natural Gas.

         16.2. A part of Associated and Natural Gas neither intended for sale nor included in the product required for the Oil Operations shall be efficiently used to enhance Crude Oil production through injection into gas-bearing reservoirs. The flaring of Associated and Natural Gas shall comply with standards approved by the Authorities, the State Mining Safety Inspection and the Regional Committee for Protection of the Environment and Natural Resources.

                    ARTICLE 17. OIL AND GAS PRODUCTION LEVELS

         17.1. OJSC "NAZYMGEODOBYCHA" shall ensure the oil and gas production levels specified in Protocol No. 2148 dated May 22, 1997 of the Central Commission for the Development of Oil and Gas and-Oil Fields for the Russian Ministry of Fuel and Energy and approved by the Oil and Gas Committee of the Administration of the Khanty-Mansi Autonomous Area.

         17.2. Hydrocarbons extraction during the Pilot Project shall not exceed 5% maximum of total recoverable reserves (C1 + C2), i.e. maximum 179.8 thousand t.

         17.3. The oil and gas production levels in 1999 and the years to follow shall be adjusted in additional agreements with the Committee for Oil, Gas and Natural Resources of the Administration of the Khanty-Mansi Autonomous Area before November 1 of each year preceding the projected of planning based of the CCD protocols.

         Such additional agreements for oil and gas production levels shall be submitted to Khantymansiyskgeolcom to be kept in the license file.

         17.4. Upon receipt of a new Program oil production levels for the entire period of the field development shall be subject to revision.

                        ARTICLE 18. ACCOUNTING AND AUDIT

         18.1. All production from the Licensed Area shall be recorded by the license holder and reflected in the sales accounts in case of transfer to other entities.

         18.2. For the purposes of this Agreement the Russian principles of accounting and auditing shall be applied.

         18.3. All the originals of accounting books and registers as well as the relevant documentation shall be kept in the territory of the Russian Federation. A foreign partner of OJSC "NAZYMGEODOBYCHA" shall be entitled to take the copies of the accounting documents abroad if this is not contradictory to the agreed-on confidentiality conditions.

         18.4. The Authorities shall bear their own expenses, costs and risks relating to inspections and audits.

         18.5. OJSC "NAZYMGEODOBYCHA" shall at its own expense provide transport facilities for inspections to be conducted in the Licensed Area.

                           ARTICLE 19. CONFIDENTIALITY

         19.1. All information received or acquired by a Party during its operations shall be deemed confidential. The procedure and conditions of such information use and protection shall be specified by the information owner pursuant to the Russian Federation Law "On Information, Information Technology and Protection of Information ".

         19.2. Any information not subject to unauthorized access to avoid damage to its owner, holder, user or other parties shall be duly protected. The information proprietor may execute control over compliance with information owner requirements and prohibit or suspend processing of such information in case of non-compliance.

         19.3. Unless otherwise provided for by applicable law confidentiality provisions contained in this Article shall remain in effect for five (5) years after termination hereof.

                   ARTICLE 20. RESPONSIBILITIES OF THE PARTIES

         20.1. OJSC "NAZYMGEODOBYCHA" shall be solely responsible to the Authorities and/or third parties for the consequences of any actions, decisions or omissions of OJSC "NAZYMGEODOBYCHA" or its employees.

         20.2. OJSC "NAZYMGEODOBYCHA" shall not be liable for any damage caused by the Authorities or third parties during the term hereof.

         20.3. The Authorities shall bear full responsibility for their actions and indemnification for misconduct under applicable law of the Russian Federation.

                               ARTICLE 21. WAIVER

         21.1. Any waiver of undertakings by either Party shall be executed in writing and signed by both Parties.

                               ARTICLE 22. NOTICES

         22.1. Any notices, applications, requests, etc. required or permitted hereunder shall be in writing and shall be deemed duly executed or made if delivered by courier, mail, telegraph, teletype or fax.

         The Parties shall inform each other in writing of relevant addresses and any modifications thereof.

         22.2. A notice shall become effective at the time of its receipt or rejection.

                            ARTICLE 23. GOVERNING LAW

         23.1. This Agreement, its provisions and Articles shall be governed, interpreted and construed according to law of the Russian Federation and regulations of the Khanty-Mansi Autonomous Area.

                             ARTICLE 24. ARBITRATION

         24.1. The Parties shall take every effort to settle all disputes which may in connection with the performance of this Agreement during its term or thereafter by means of amicable negotiations.

         24.2. If the Parties fail to settle a dispute referred to in Clause
24.1 above within ninety (90) day of a written notification by either Party, either Party may give the other Party a ninety (90) days notice of its intention to submit the matter for final settlement by arbitration in the manner provided for by applicable Russian law.

                              ARTCILE 25. INSURANCE

         25.1. Within ninety (90) days after the Agreement is put in force, OJSC "NAZYMGEODOBYCHA" shall develop and submit for approval of the Authorities an analysis of risks, appraisal of the values to be insured for justification of insurance units and insurance premiums as well as a general operations insurance program pursuant to the Federal laws and with due account of international standards and rules.

         OJSC "NAZYMGEODOBYCHA" shall be fully responsible for acquiring and maintaining an insurance police which OJSC "NAZYMGEODOBYCHA" shall decide appropriate.

         The insurance system shall provide, among other things, for a commercially reasonable recovery of losses or damage to all constructions and technical aids used in the process of operations, environmental provisions, property insurance and reliability of third parties.

         25.2. OJSC "NAZYMGEODOBYCHA" shall secure the Authorities from any claims, suits, actions or proceeding brought against the AUTHORITIES by OJSC "NAZYMGEODOBYCHA" employees or their dependants for an injury, professional disease, death or damage to personal property occurred in connection with or arising from implementation of the Agreement or a failure to implement thereof or a negligence or an omission of OJSC "NAZYMGEODOBYCHA".

         25.3. OJSC "NAZYMGEODOBYCHA" shall select insurers at its own discretion, giving a preference to Russian companies if they offer competitive prices and prove their creditworthiness towards other foreign companies.

         25.4. The insurance premium cost plus indemnities for uncovered losses less the compensations for damages or losses received from insurers shall be accounted for pursuant to the established procedure.

                            ARTCILE 26. MISCELLANEOUS

         26.1. The headings of the Agreement are used solely for convenience and shall not affect its construction or interpretation.

         26.2. Any amendments, corrections, additions or repeals of these provisions shall be executed in writing and signed by both Parties.

         26.3. The Authorities shall timely provide OJSC "NAZYMGEODOBYCHA" with all legal acts, standards and other official documentation of the Russian Federation and the Khanty-Mansi Autonomous Area or any entities or institutions affecting the performance of the Oil Operations.

         26.4. If any provisions hereof becomes invalid such provisions shall be deemed deleted from this Agreement and remaining provisions shall remain valid and effective provided there is a written consent of the Parties.

                   ARTICLE 26. LEGAL ADDRESSES OF THE PARTIES

         THE MINISTRY OF NATURAL RESOURCES OF THE RUSSIAN FEDERATION:

         4/6 B. Gruzinskaya Str., Moscow 123812, Russian Federation

         THE ADMINISTRATION OF THE KHANTY-MANSI AUTONOMOUS AREA:

         5 Mira Str., Khanty-Mansiysk, Tyumen Region, Khanty-Mansi Autonomous Area 626200, Russian Federation

         THE LEGAL ADDRESS OF OPEN JOINT STOCK COMPANY "NAZYMGEODOBYCHA":
12, ul. Stroitelei, the city of Khanty-Mansiysk, the Khanty-Mansiysk district, the Khanty-Mansiysk Autonomous Okrug, the Tyumen region, 626200, the Russian Federation.

                           ARTICLE 27. EFFECTIVE DATE

This Agreement shall become effective on the date of the License renewal.

For the Russian Federation:                  For Subdivision of the Russian
                                             Federation:
AUTHORIZED REPRESENTATIVE OF THE             GOVERNOR OF THE KHANTY-MANSI
MINISTRY OF NATURAL RESOURCES OF             AUTONOMOUS AREA
THE RUSSIAN FEDERATION, CHAIRMAN OF
THE COMMITTEE FOR NATURAL RESOURCES
OF THE KHANTY-MANSI AUTONOMOUS AREA
NADEZHDA ALEXANDROVNA SERGEEVA               ALEXANDER VASILYEVICH FILIPENKO

------------------------------------         -----------------------------------
           (signature)                                    (signature)
          __________, 1997                              __________, 1997

Seal: Ministry of Natural Resources          Seal: Administration of the Khanty-
of the Russian Federation                    Mansi Autonomous Area, Tyumen
Committee for Natural Resources of           Region
the Khanty-Mansi Autonomous Area

                          FOR OPEN JOINT STOCK COMPANY
                               "NAZYMGEODOBYCHA",
                                    LICENSEE:

                                DIRECTOR GENERAL
                           OF OPEN JOINT STOCK COMPANY
                                "NAZYMGEODOBYCHA"
                           ALEXANDR PAVLOVICH PERSHIN

                            -------------------------
                                   (signature)
                                __________, 1997


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